KELLY SERVICES, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 May 18, 1994

To the Stockholders of
Kelly Services, Inc.

      Notice is hereby given that the Annual Meeting of Stockholders of Kelly Services, Inc., a Delaware corporation, will be held at the offices of the Company, 999 West Big Beaver Road, Troy, Michigan 48084-4782, on May 18, 1994 at 11 o'clock in the forenoon, Eastern Daylight Time, for the following purposes:

      1. To elect two (2) directors for a three (3) year term.

      2. To ratify the appointment of Price Waterhouse as independent accountants.

      3. To transact any other business as may properly come before the meeting or any adjournment or adjournments thereof.

      Only holders of the Company's Class B common stock of record at the close of business on March 21, 1994 will be entitled to notice of and to vote at the meeting.

      To ensure a quorum, it is important that your proxy be mailed promptly in the enclosed envelope, which requires no postage.

                                  By Order of the Board of Directors

                                  Eugene L. Hartwig
                                      Secretary
April 8, 1994
999 West Big Beaver Road
Troy, Michigan 48084-4782

                           KELLY SERVICES, INC.
                         999 West Big Beaver Road
                        Troy, Michigan 48084-4782

                                                             April 8, 1994

                             PROXY STATEMENT

                   1994 ANNUAL MEETING OF STOCKHOLDERS

      This statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Kelly Services, Inc. (hereinafter called the "Company") for use at the Annual Meeting of Stockholders of the Company to be held at the corporate offices of the Company in Troy, Michigan on May 18, 1994 for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and enclosed form of proxy are first being sent to stockholders of the Company is April 8, 1994. If the enclosed form of proxy is executed and returned by the stockholder, it may nevertheless be revoked by the person giving it by written notice of revocation to the Secretary of the Company, by submitting a later dated proxy or appearing in person at the meeting any time prior to the exercise of the powers conferred thereby.

      If a proxy in the accompanying form is properly executed, returned to the Company and not revoked, the shares represented by the proxy will be voted in accordance with the instructions set forth thereon. If no instructions are given with respect to the matters to be acted upon, the shares represented by the proxy will be voted FOR the election of the directors, designated Proposal 1 on the proxy, FOR the proposal to ratify the selection of independent accountants, designated Proposal 2 on the proxy, and on any other matters that properly come before the Annual Meeting in the manner as set forth on the proxy. Abstentions (including broker non-votes) are not counted as votes cast in the tabulation of votes on any matter submitted to stockholders.

      Stockholders on the record date will be entitled to one vote for each share held.

      At the close of business on March 21, 1994, the outstanding number of voting securities (exclusive of treasury shares) was 3,603,124 shares of the Class B common stock, having a par value of $1.00. Class B common stock is the only class of the Company's securities with voting rights.

                     SECURITIES BENEFICIALLY OWNED BY
                  PRINCIPAL STOCKHOLDERS AND MANAGEMENT

      Under regulations of the Securities and Exchange Commission, persons who have power to vote or dispose of common stock of the Company, either alone or jointly with others, are deemed to be beneficial owners of the common stock.

      Set forth in the following table are the beneficial holdings on March 1, 1994, on the basis described above, of each person known by the Company to own beneficially more than five percent of the Class B common stock:

                                          Number of Shares      Percent
 Name and Address of                       and Nature of          of
  Beneficial Owners                   Beneficial Ownership (a)   Class
 -------------------                  ------------------------  -------
W. R. Kelly.........................        2,189,840(b)         60.8
  999 W. Big Beaver Road
  Troy, Michigan 48084

T. E. Adderley......................        1,024,726(c)         28.4
  999 W. Big Beaver Road
  Troy, Michigan 48084

NBD Bancorp, Inc....................          192,899(d)          5.3
  611 Woodward Avenue
  Detroit, Michigan 48226

(a) Nature of beneficial ownership of securities is direct unless otherwise indicated by footnote. Beneficial ownership as shown in the table arises from sole voting power and sole investment power unless indicated by footnote.

(b) All shares directly held. Because of his substantial stockholdings, Mr. Kelly may be deemed to be a "control person" of the Company under applicable regulations of the Securities and Exchange Commission.

(c) Includes 952,100 shares directly held; 71,825 shares in an irrevocable trust, of which he is beneficiary; 625 shares held in five separate trusts of which he is co-trustee with sole or shared voting and investment power, in which he has no equity interest; and 176 shares owned by Mr. Adderley's wife, in which he disclaims beneficial interest.

(d) Based upon a report filed by NBD Bancorp, Inc. with the Securities and Exchange Commission on Schedule 13G upon which the company relies for the information presented. The report indicates that the number of shares of common stock owned by the reporting person are: 120,919, sole voting power; 71,825, shared voting power; 108,106, sole dispositive power; and 84,263, shared dispositive power.

      Set forth in the following table are the beneficial holdings of the Class A and Class B common stock on March 1, 1994, on the basis described above, of each director and the nominees for election, and all directors and officers as a group.

                                       Class A Common Stock               Class B Common Stock
                                       --------------------               --------------------

                                    Number of Shares      Percent      Number of Shares      Percent
        Directors and                and Nature of          of          and Nature of          of
           Nominees               Beneficial Ownership     Class     Beneficial Ownership     Class
        -------------             --------------------    -------    --------------------    -------
W. R. Kelly...................         14,772,861(a)       43.0           2,189,840(d)        60.8
T. E. Adderley................          3,662,154(b)       10.7           1,024,726(e)        28.4
C. V. Fricke..................              3,692           *                   781            *
H. E. Guenther................              2,702           *                   875            *
V. G. Istock..................                875           *                   875            *
All Directors and
 Executive Officers as a
 group........................         18,580,028(c)       54.1           3,218,644           89.3

* Less than 1%

(a) All shares directly held except 568,324 shares owned by Mr. Kelly's wife, in which he disclaims beneficial interest.

(b) Includes 646,103 shares directly held; 335,612 shares in an irrevocable trust, of which he is beneficiary; 2,630,092 shares held in eleven separate trusts of which he is co-trustee with sole or shared investment power, in which he has no equity interest; 49,209 shares held by Mr. Adderley and his wife as custodian for certain of his minor children under the Michigan Uniform Gifts to Minors Act, in which he has no equity interest; 1,138 shares owned by Mr. Adderley's wife, in which he disclaims beneficial interest.

(c) Includes shares which the individuals have a right to acquire through the exercise of stock options within 60 days.

(d) See footnote (b) to first table.

(e) See footnote (c) to first table.

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file.

      To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the two fiscal years ended January 2, 1994 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten-percent beneficial owners have been met.

                            BOARD OF DIRECTORS

      The business, property and affairs of the Company are managed by the Board of Directors, which establishes broad corporate policies and performance objectives, but is not involved in the day-to-day operating details. Regular meetings of the Board of Directors are held in each quarter and special meetings are scheduled when required. The Board held four meetings during the last fiscal year.

      The Board of Directors has a standing Audit Committee, composed of Messrs. Fricke, Guenther and Istock, which held four meetings in 1993. The Audit Committee's purpose is to review the scope of the work and fees of the independent accountants and to review with the independent accountants their report or opinion on the Company's financial statements.

      During 1993 the Board of Directors did not have a nominating committee. The Compensation Committee whose functions are described in the Compensation Committee Report on page 4 of this proxy statement held seven meetings in 1993 and is composed of Messrs. Fricke and Guenther.

                        COMPENSATION OF DIRECTORS

      Directors of the Company who are not salaried officers are paid an annual retainer fee of $21,000, a fee of $1,000 for each meeting of the Board of Directors attended and a fee of $800 for each meeting of a committee of the Board of Directors attended.

       COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Mr. Fricke and Mr. Guenther served on the Compensation Committee during 1993.

      Mr. Adderley, the Company's President and Chief Executive Officer, serves on the board of directors of NBD Bancorp, Inc. and is a member of its Compensation Committee. Mr. Istock, a director of the Company, is Chairman and Chief Executive Officer and a director of NBD Bancorp, Inc.

                      COMPENSATION COMMITTEE REPORT

      The Company's compensation program for executives is administered by the Compensation Committee of the Board of Directors consisting entirely of the non-officer directors shown at the end of this report. The Committee has responsibility for review and final approval of all adjustments in salary and short-term incentive awards for executives of the Company, including, with respect to 1993, administering the Kelly Services, Inc. Short-Term Incentive Plan. The Committee also administers the Kelly Services, Inc. Performance Incentive Plan (the Company's long-term incentive plan) and makes recommendations with respect to granting awards under such plan subject to review and approval by a majority of the full complement of those members of the Board of Directors who are "disinterested persons" as that term is used in Rule 16b-3 of the Securities and Exchange Commission.

COMPENSATION PRINCIPLES

      The philosophy underlying the Company's executive compensation program has the following goals: (a) to align key executive and management employees with the Company's strategic and financial objectives; (b) to attract, retain and motivate a management team of high quality; (c) to create incentives which motivate employees to achieve continual growth and increasing profitability of the Company; and (d) to promote appreciation of the common interests of stockholders, executives and key management employees.

      Total compensation is directly related to the successful achievement of the Company's performance objectives. Short-term objectives are established on an annual basis, the achievement of which is rewarded annually. Long-term objectives will be tied to a two-to-five-year performance period, the achievement of which will be rewarded accordingly. All compensation, other than stock options, whether in the form of salary, short-term incentive awards or grants of stock, or cash equivalents, will be based on successful accomplishment of periodically established objectives reflecting the Company's strategic business and financial plans.

      Performance objectives, which are identified as short or long-term, provide standards for the measurement of Company, unit and individual performance. Some performance objectives are Company-wide; others may vary, depending on individual responsibilities, groups of employees or particular projects and plans.

      The Company has reviewed the nondeductability of executive compensation in excess of $1 million as required by Section 162(m) of the Internal Revenue Code, but has decided, in view of its limited potential applicability with respect to 1994 executive compensation, to take no action exempting 1994 compensation from operation of the provision. The Company will continue to review the matter with respect to subsequent years.

      The following is a discussion of the major elements of the Company's executive compensation program along with a description of the decisions and actions taken by the Committee with regard to 1993 compensation of Mr. Adderley as the Company's Chief Executive Officer.

ANNUAL COMPENSATION

      Annual cash compensation for executive officers consists of base salaries and, for 1993, variable short-term incentive awards earned under the Company's Short-Term Incentive Plan. Base salaries for executive officers are targeted to be competitive with the marketplace identified by national surveys of executive compensation in which the Company periodically participates and which are recognized and credible within the professional field of compensation management. Because the Company competes for executive-level personnel beyond the temporary help industry, the companies included in the surveys referred to above are not the same as those included in the Industry Index presented in the performance graph in the Company's Proxy Statement. Base salaries are targeted to correspond generally with the median of the range of salaries in the surveys consulted.

      Competitive assessments incorporate benchmarking against companies, not in the temporary help industry, of similar revenue and other relevant factors. Individual performance is also a factor in determining base salary. The Committee is responsible for reviewing and approving the annual salary increase budget for all officers.

      For 1993, Mr. Adderley received a 5.88 percent salary increase from $510,000 to $540,000 to bring his base salary more in line with the median base salary of chief executive officers of other companies of comparable size.

      Annual incentive awards for executive officers paid under the Short-Term Incentive Plan required that the Company achieve a certain level of earnings per share ("EPS"). Because the Company exceeded the threshold EPS objective established for 1993, the Committee approved short-term incentive awards based upon a percentage of the individual executive's target award combined with an assessment of unit and individual officer performance. In Mr. Adderley's case, his award, which was based entirely on the Company's financial performance, was 70 percent of his target award of $270,000, or $190,000 rounded. Awards for other executive officers, including the four executive officers named in the accompanying tables ("Named Executives"), were determined based on the Company's EPS results combined with an assessment of their individual and unit performance.

LONG-TERM COMPENSATION

      The long-term incentive compensation for executive officers consists of cash and stock-based awards made under the Company's Performance Incentive Plan. Non-Qualified and Incentive Stock Options are currently the only type of awards outstanding under the Performance Incentive Plan.

      During 1993, a review of compensation components for chief executive officers in companies of similar size indicated that Mr. Adderley's compensation was substantially below competitive levels, given the fact that Mr. Adderley had not been awarded stock options under the Company's 1982 Incentive Stock Option Plan which expired in February 1992. As a result, the Committee took action during 1993 to award Mr. Adderley a Non-Qualified Stock Option of 25,000 shares of Class A Stock and an Incentive Stock Option of 6,000 shares of Class A Stock to bring his compensation package more in line with competitive practice.

      The decision to grant options is considered periodically by the Committee during each year. Grants may be given to new hires, employees promoted to new positions and other key managers and executives as deemed appropriate by the Committee. Grant size is determined based on a targeted guideline of option shares for each management level that is competitive with practices of companies of similar size. Decisions regarding the size of an individual grant take into consideration the number of outstanding, unexercised shares available to the individual compared to the targeted guideline of the number of shares for the respective management level of the employee. The decision to grant options to an individual or groups of individuals is based on an assessment of any, some or all of the following: (1) to align employee interests with that of stockholders, (2) to reward for past performance, (3) to encourage long-term, continuous improvement in the profitability of the Company, and (4) share price.

CONCLUSION

      The Committee believes that the Company's executive compensation program, providing as it does for competitive base salaries along with short and long-term incentive compensation opportunities, is an important factor in motivating senior officers as well as maintaining an appropriate focus on increasing stockholder value.

                                                        Harold E. Guenther
                                                          Cedric V. Fricke

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

                          EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth all compensation paid or accrued for services rendered to the Company and its subsidiaries for the last three fiscal years by the Chief Executive Officer and the four highest-paid executive officers of the Company:

                                                             Long-Term
                                                            Compensation
                                                            ------------

                                      Annual Compensation      Awards
                                      -------------------      ------

                                                             Securities
          Name and                                           Underlying       All Other
     Principal Position        Year    Salary     Bonus     Options (#)    Compensation(1)
     ------------------        ----    ------     -----     -----------    ---------------

T.E. Adderley                  1993   $540,000   $190,000      31,000          $98,219(1)
 President and Chief           1992    510,000     63,750           0           94,800
 Executive Officer             1991    510,000          0           0

R.G. Barranco                  1993   $265,000   $100,000      14,000          $19,606
 Senior Vice President,        1992    185,000     53,450       2,250           11,990
 Kelly Temporary               1991    150,000          0           0
 Services Division

R.E. Thompson                  1993   $265,000   $ 83,000      14,000          $18,480
 Senior Vice President         1992    250,000     25,000           0           17,070
                               1991    200,000          0           0

R.F. Stoner                    1993   $211,000   $ 66,000      11,500          $14,960
 Senior Vice President         1992    200,000     20,000           0           14,070
                               1991    200,000          0           0

E.L. Hartwig                   1993   $205,000   $ 61,000      11,500          $14,310
 Senior Vice President,        1992    195,000     17,750       2,000           12,646
 General Counsel & Secretary   1991    195,000          0           0

- ------------------
(1) Represents company contributions to non-qualified defined contribution/deferred compensation plan for officers and certain other management employees known as the Management Retirement Plan. The amount reported above for Mr. Adderley includes contributions of $57,295 and $55,299 for 1993 and 1992, respectively, made because he would have earned a greater benefit had he remained under a defined benefit Retirement Plan which was terminated December 31, 1988.

OPTION GRANTS IN 1993

      The following table shows all grants of stock options to the officers named in the Summary Compensation Table above in 1993. The exercise price of all such options was the fair market value on the date of grant except that the option for 6,000 shares granted to Mr. Adderley at $27.23 was at 110% of the fair market value of $24.75 on the date of the grant. Upon exercise of an option, an officer purchases all or a portion of the shares covered by the option by paying the exercise price multiplied by the number of shares as to which the option is exercised, either in cash or by surrendering common shares already owned by the officer.

                      Individual Grants
- ---------------------------------------------------------------------
                                                                          Potential Realizable Value at
                                                                         Assumed Annual Rates of Stock
                                                                        Price Appreciation for Option Term
                                                                        ----------------------------------
                   Number of
                   Securities    % of Total
                   Underlying     Options
                    Options      Granted to
                    Granted      Employees     Exercise or  Expiration
      Name            (#)      in Fiscal Year  Base Price      Date       0%        5%            10%
      ----         ----------  --------------  -----------  ----------    --        --            ---
T.E. Adderley....    25,000                      $27.80       5/9/03      0      $437,081     $1,107,651
                      6,000                       27.23      10/18/98              26,152         75,748
                     ------                                                      --------     ----------
                     31,000         8.43                                         $463,233     $1,183,399

R.G. Barranco....    10,000                      $27.80       5/9/03      0      $174,832     $  443,060
                      4,000                       24.75      10/18/03              62,260        157,780
                     ------                                                      --------     ----------
                     14,000         3.81                                         $237,092     $  600,840

R.E. Thompson....    10,000                      $27.80       5/9/03      0      $174,832     $  443,060
                      4,000                       24.75      10/18/03              62,260        157,780
                     ------                                                      --------     ----------
                     14,000         3.81                                         $237,092     $  600,840

R.F. Stoner......     7,500                      $27.80       5/9/03      0      $131,124     $  332,295
                      4,000                       24.75      10/18/03              62,260        157,780
                     ------                                                      --------     ----------
                     11,500         3.13                                         $203,384     $  490,075

E.L. Hartwig.....     7,500                      $27.80       5/9/03      0      $131,124     $  332,295
                      4,000                       24.75      10/18/03              62,260        157,780
                     ------                                                      --------     ----------
                     11,500         3.13                                         $193,384     $  490,075

      The dollar amounts under the 5% and 10% columns in the table above are the result of calculations required by the Securities and Exchange Commission's rules and therefore are not intended to forecast possible future appreciation of the stock price of the Company. As shown in the 0% column above, no gain to the named officers or all employees is possible without appreciation in the price of the Company's Common Stock, which will benefit all shareowners. For example, in order for any of the named officers to realize the potential values set forth in the 5% and 10% columns in the table above with respect to the exercise price of $27.80 (the fair market value on the date of the grant), the price per share of the Company's Class A Common Stock would be approximately $45.28 and $72.11, respectively, as of the expiration date of their options.

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

OPTION EXERCISES DURING 1993 AND YEAR-END OPTION VALUES

      The following table shows stock option exercises during 1993 by each of the officers named in the Summary Compensation Table and the value of unexercised options at December 31, 1993:

                                                            Number of
                                                      Securities Underlying
                                                       Unexercised Options      Value of Unexercised In-the-Money
                                                         at Year End (#)               Options at Year End
                                                      ---------------------     ---------------------------------
                   Shares Acquired
      Name         on Exercise (#)  Value Realized  Exercisable  Unexercisable    Exercisable     Unexercisable
      ----         ---------------  --------------  -----------  -------------    -----------     -------------

T.E. Adderley....           0                0             0        31,000                0                0
R.G. Barranco....           0                0         6,251        14,000          $14,471           $7,000
R.E. Thompson....           0                0         2,500        14,000          $ 9,750           $7,000
R.F. Stoner......       3,125          $20,781         2,500        11,500          $ 9,750           $7,000
E.L. Hartwig.....           0                0         6,250        11,500          $14,625           $7,000

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

PERFORMANCE GRAPH

      The following is a line graph comparing the cumulative total return (assuming reinvestment of dividends) of the Company's Class A common stock, with that of the cumulative total return of the NASDAQ Stock Index, and an Industry Index for the five years ended December 31, 1993. The Industry Index consists of other U.S. temporary help service companies selected by the Company (ADIA, CDI, Manpower, Olsten and Robert Half) which have stock market capitalizations of more than $100,000,000. The following is based on an investment of $100, on January 1, 1989 in the Company's Class A common stock, the NASDAQ Stock Index, and the Industry Index, with dividends reinvested.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
             Kelly Services, NASDAQ Index, and Industry Index



                           [INSERT GRAPH HERE]



                       1988   1989   1990   1991   1992   1993

Kelly Services......   100    135    115    113    160    129
NASDAQ Index........   100    121    103    165    192    219
Industry Index......   100    104     71     97    109    140

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

                 MATTERS TO BE BROUGHT BEFORE THE MEETING
                          ELECTION OF DIRECTORS
                                PROPOSAL 1

      The Board of Directors recommends that the two (2) nominees named below be elected to serve as Directors. Each of the nominees will serve as a Director for a three (3) year term ending at the annual meeting of stockholders held after the close of the fiscal year ended December 29, 1996 or until a successor has been duly elected and qualified.

      The shares represented by the enclosed form of proxy, when properly executed by a stockholder of record, will be voted at the Annual Meeting, or any adjournment thereof, as designated thereon if unrevoked at the time of the meeting. If a nominee is unavailable for election for any reason on the date of the election of the directors (which event is not anticipated), the persons named in the enclosed form of proxy may vote for the election of a person designated by a majority of the proxy attorneys present at the meeting. The directors will be elected by a majority of the votes cast by holders of Class B common stock who are present in person, or represented by proxy, and entitled to vote at the meeting.

      The name and age of the nominees and for each person whose term of office as a director will continue after the meeting as of March 1, 1994, their present occupations or employment during the past five years and other data regarding them, based upon information received from the respective individuals, are hereinafter set forth:

                             Year of                                                   Year First
                          Expiration of                   Principal                    Elected as
      Name and Age        Elective Term                   Occupation                    Director
      ------------        -------------                   ----------                   ----------

              Nominees for Election as Director to be Elected for a Three-Year Term

C. V. Fricke ...........      1997       Professor, University of Michigan, Dearborn,     1978
    Age 65                                Michigan Campus; Director of Royal
                                          Maccabees Insurance Company

V. G. Istock ...........      1997       Chairman and Chief Executive Officer of NBD      1991
    Age 53                                Bancorp, Inc. and NBD Bank, N.A.; Director
                                          of NBD Bancorp, Inc.; Director of Handleman
                                          Company

                                 Directors Continuing in Office

T. E. Adderley(a)(b) ...      1995       President and Chief Executive Officer of the     1962
    Age 60                                Company; Director of Detroit Edison
                                          Company; Director of NBD Bancorp, Inc.

H. E. Guenther .........      1995       Senior Vice President, Kemper Financial          1985
    Age 66                                Services, Inc. from 1988 to present

W. R. Kelly ............      1996       Chairman of the Board of the Company             1952
    Age 88

(a) Mr. Adderley is a director and executive officer of all subsidiaries of the Company.

(b) Mr. Adderley is the son of Mr. Kelly.

                RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS
                                PROPOSAL 2

      The Board of Directors of the Company has appointed the firm of Price Waterhouse as independent accountants of the Company for the current fiscal year ending January 1, 1995, subject to ratification by the stockholders. This firm has served as independent accountants for the Company for many years and is considered to be well qualified by the Board of Directors. As in prior years, a representative of that firm will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

      It is recommended by the Board of Directors that the proposal to ratify the appointment of Price Waterhouse as independent accountants for the year 1994 be approved. If stockholders fail to approve this proposal, the Board will reconsider the appointment of Price Waterhouse as independent accountants for the year 1994. Proxies executed and returned by stockholders will be voted in accordance with stockholders' specifications thereon and where a vote for or against this proposal as set forth above is not indicated on the face of the proxy, will be voted in favor of the proposal.

                          STOCKHOLDER PROPOSALS

      Proposals of stockholders intended to be presented at the next Annual Meeting must be received by the Secretary, Kelly Services, Inc., 999 West Big Beaver Road, Troy, Michigan 48084, no later than December 9, 1994.

                              OTHER MATTERS

      At the date of this proxy statement the Company knows of no matters, other than the matters described herein, that will be presented for consideration at the meeting. If any other matters do properly come before the meeting, all proxies signed and returned by holders of the Class B common stock, if not limited to the contrary, will be voted thereon in accordance with the best judgment of the persons voting the proxies.

      A copy of the Company's printed annual report as of January 2, 1994, the close of the Company's latest fiscal year, has been mailed to each stockholder of record. The expense of preparing, printing, assembling and mailing the accompanying form of proxy and the material used in the solicitation of proxies will be paid by the Company. In addition, the Company may reimburse brokers or nominees for their expenses in transmitting proxies and proxy material to principals.

      It is important that the proxies be returned promptly. Therefore, stockholders are urged to execute and return the enclosed form of proxy in the enclosed postage prepaid envelope.

                                  By Order of the Board of Directors

                                  Eugene L. Hartwig
                                        Secretary

                                                    NOTICE OF 1994
                                                    ANNUAL MEETING
                                                   OF STOCKHOLDERS
                                                         AND
                                                   PROXY STATEMENT

                                                     For Use by Holders of
                                                         Shares of Class B
KELLY SERVICES, INC.      PROXY                               Common Stock

         THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints WILLIAM R. KELLY, TERENCE E. ADDERLEY and EUGENE L. HARTWIG, and each of them, proxies, with power of substitution, to vote for the undersigned at the Annual Meeting of Stockholders of Kelly Services, Inc. to be held at 999 West Big Beaver Road, Troy, Michigan 48084-4782, on May 18, 1994, at 11:00 A.M. (E.D.T.)
and at any adjournment(s) thereof.

1. Election of Directors--Nominees: 3 year term: C.V. Fricke; V.G. Istock
       [ ] VOTE FOR nominees           [ ] VOTE WITHHELD from nominees
           listed above                    listed above
   To withhold authority to vote for any individual nominee, write the nominee's name:

- --------------------------------------------------------------------------

2. FOR [ ]   AGAINST [ ]   ABSTAIN [ ]   ratification of the appointment
   of Price Waterhouse as independent accountants.

3. Upon any other matters as may properly come before the meeting.

                Continued, and to be signed on other side.

  Account Number        Number of Shares        Proxy Number

  UNLESS OTHERWISE SPECIFIED, THE PROXIES ARE APPOINTED TO VOTE FOR THE
             ELECTION OF ALL DIRECTORS AND FOR THE PROPOSALS.

                                    Dated:                          , 1994
                                           -------------------------


                                    --------------------------------------
                                           Signature of Stockholder

                                    --------------------------------------
                                           Signature of Stockholder

                                    Please sign exactly as your name is
                                    printed hereon. When signing as
                                    attorney, executor, administrator,
                                    personal representative, trustee or
                                    guardian, please give full title. If
                                    stock is held jointly, each joint
                                    owner must sign.

                           STATEMENT OF DIFFERENCES
                           ------------------------

Page No.
- --------

  1               The Kelly Services trademark appears
                  above the first typed form of KELLY
                  SERVICES, INC.

  10              A line graph of a Comparison of Five
                  Year Cumulative Return reflects the data included in the table and appears on the page along with a table which includes the data.

  13 This is the back page of the printed proxy statement. The Kelly Services trademark also appears above the typed information.

  14              The information on this page appears on
                  the front side of the form of proxy.

  15              The information on this page appears on
                  the reverse side of the form of proxy.